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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 14, 2000 included in Learn2.com, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement filed on Form S-3 registering 3,455,902 shares of Learn2.com, Inc.'s common stock.

                                                         /S/ ARTHUR ANDERSEN LLP
                                                         ----------------------
                                                             ARTHUR ANDERSEN LLP

New York, New York
April 6, 2000